Exhibit 1

              [LETTERHEAD OF SSP-SPECIAL SITUATIONS PARTNERS, INC.]

ICN Pharmaceuticals Inc.
3300 Hyland Avenue
Costa Mesa, California 92626
Attention: Milan Panic, Chairman and CEO
           David C. Watt, Corporate Secretary           October 3, 2000

Gentlemen:

            SSP-Special Situations Partners, Inc., a Cayman Islands company ("SSP"), owns of record 125,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company"). In addition, SSP is the beneficial owner of an additional 3,064,300 shares of the Common Stock of the Company. As a holder of Common Stock of the Company, SSP hereby demands under oath, pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware, the right to inspect the following documents and records of the Company and to make copies or abstracts therefrom:

            (a) all minutes, notes, records, memoranda, writings, analyses (financial or otherwise), projections, presentations, correspondence or the like, which in any way, directly or indirectly, relate to or discuss
      (1) the "strategic restructuring" of the Company purportedly approved by its board of directors (the "Board") and announced on June 15, 2000, (2) the proposed initial public offering of shares of Class A Common Stock of Ribapharm Inc. ("Ribapharm"), a subsidiary of the Company, which is the subject of the Registration Statement on Form S-1 (No. 333-39350), (3) the creation of Ribapharm or the transfer by the Company to Ribapharm of all of Ribapharm's assets and operations (including the Company's rights and obligations under a certain license agreement with Schering-Plough Corporation), (4) the proposed tender offer and consent solicitation relating to all of the Company's outstanding debt securities or (5) the proposed initial public offering of common stock of ICN International (such matters, the "Proposed Restructuring");

            (b) all minutes, notes, records, memoranda, writings, analyses (financial or otherwise), projections, presentations, correspondence or the like, which in any way, directly or indirectly, relate to or discuss any business combination, sale of assets, recapitalization, merger or other extraordinary business transaction involving the Company, Ribapharm or any other division or subsidiary of the Company, proposed or presented to, or considered by, the Company and/or any of its officers or directors at any time from and after December 1, 1999 (a "Potential Extraordinary Transaction");

            (c) all reports, analyses, presentations, evaluations, studies, opinions, or recommendations prepared for or furnished to the Company and/or any of its officers or directors by the Company, by any investment banking firm or other financial advisor, including, without limitation, UBS Warburg, whether or not acting under an engagement by the Company, which in any way, directly or indirectly, relate to or discuss the Proposed Restructuring or a Potential Extraordinary Transaction;

            (d) all corporate minutes, including all minutes of proceedings of the board of directors and of committees of the board of directors, from and after December 1, 1999; and

            (e) all fee, underwriting, engagement or similar agreements with UBS Warburg or any other investment banking firm or financial advisor related to the Proposed Restructuring or a Potential Extraordinary Transaction.

            SSP further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (e) above be immediately furnished to SSP as such modifications, additions or deletions become available to the Company or its agents or representatives. SSP will bear the reasonable costs incurred by the Company in connection with the production of the above information.

            The purpose of this demand is:

            (1) to investigate possible breaches of fiduciary duty, wrongdoing or corporate mismanagement by certain of the officers of the Company and members of the Board, including without limitation, whether the Proposed Restructuring and its reported approval by the Board, as well as such persons' rejection of Potential Extraordinary Transactions and other possible alternatives for the Company, involved violations of the duties of due care and loyalty on the part of such persons and whether such actions were undertaken for the purpose of entrenching the existing management of the Company;

            (2) to investigate possible improper transfers of corporate assets by the Company, including, without limitation, whether the creation of Ribapharm and the transfer by the Company to Ribapharm of all of Ribapharm's assets and operations (including the Company's rights and obligations under a certain license agreement with Schering-Plough Corporation) without prior stockholder approval was in violation of the Delaware General Corporation Law; and

            (3) to enable SSP to communicate with other stockholders of the Company regarding the Proposed Restructuring and Potential Extraordinary Transactions to determine if it is feasible to proceed with a solicitation of proxies from the Company's stockholders to elect certain persons nominated by SSP for election to the board of directors of the Company at its next annual meeting of stockholders.

            SSP hereby designates Cleary, Gottlieb, Steen & Hamilton ("CGSH") or Potter Anderson & Corroon LLP, acting together, singly or in any combination, or their employees or anyone designated by them, to conduct, as its agents, the inspection and copying requested herein.


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            Please advise CGSH as promptly as practicable when and where the items demanded above will be made available to it. Please also advise CGSH immediately whether you voluntarily will supply the requested information.

            If assent by the Company to this demand is not received within five
(5) business days from the date hereof, SSP will conclude that this demand has been refused and will take appropriate steps to secure its rights to examine and copy the demanded material.

            Please sign and date one copy of this letter and indicate your receipt hereof and return it to the undersigned at SSP-Special Situations Partners, Inc. c/o Daniel S. Sternberg, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

                                         Very truly yours,

                                         SSP-Special Situations Partners, Inc.


                                         By: /s/ Eric Knight
                                         ---------------------
                                         Name:  Eric Knight
                                         Title: Managing Director

Receipt  Acknowledged

_______________________________
Name

_______________________________
Title

_______________________________
Date


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OPTIONAL FORM 175
(FORMERLY FS-88)
MARCH 1975
DEPT. OF STATE
50175-101

           Certificate of Acknowledgment of Execution of an Instrument

                                   ----------

[STAMP]

REPUBLIC OF FRANCE                      }
DEPARTMENT OF THE ALPES MARITIMES       }
CITY OF NICE                            }       SS:
CONSULAR AGENCY OF THE UNITED           }
STATES OF AMERICA                       }

I, Lucien R. Le Lievre, Consular Agent of the United States of America at Nice, France duly commissioned and qualified, do hereby certify that on this third day of October 2000, before me personally appeared Eric Knight, who acknowledged himself to be the Managing Director of SSP - Special Situations Partners, Inc. to me personally known, and known to me to be the individual described in, whose name is subscribed to, and who executed the annexed instrument, and being informed by me of the contents of the said instrument he duly acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

       [SEAL]
                                In witness whereof I have
                                hereunto set my hand and
                                official seal the day and
                                year last above written.


                                /s/ Lucien R. Le Lievre
                                ---------------------
                                Lucien R. Le Lievre
                                Consular Agent of the United States of America

NOTE: - Wherever practicable all signatures to a document should be included in one certificate